EXHIBIT 10.5

                                 [COMPANY LOGO]


                                  June 27, 2003

Mr. Charles R. Allison
525 Sweet Birch Lane
Roswell, GA 30076

Subject:  Amendment to Salary Continuation and Deferred Compensation Agreement

Dear Chuck:

In connection with the Salary Continuation and Deferred Compensation Agreement made May 1, 1998 ("SCDC Agreement"), as amended, between you and the Company, it is agreed that the following change thereto shall be effective this date:

     Whereas your retirement is effective as of this date and was previously contemplated to be on December 31, 2003, unless otherwise agreed to between you and the Company; and

     Whereas prior amendments to the SCDC Agreement provided that you either elect to (1) within 30 days of your retirement have the ownership of the life insurance policy purchased by the Company in connection with the SCDC Agreement transferred to you or (2) receive $2,500 per month in accordance with the SCDC Agreement;

     NOW THEREFORE IT IS AGREED, that you shall have until January 30, 2004, to elect to either (1) have the life insurance policy purchased by the Company in connection with the SCDC Agreement transferred to you or (2) commence to receive the $2,500 per month in accordance with the SCDC Agreement;

     BE IT FURTHER AGREED, that you shall have from this date until January 30, 2004 to make the abovementioned election; and

     FURTHER AGREED, that should you die prior to having made the election defined herein, then the election shall be made by Kay Allison not later than January 30, 2004, and absent any instructions from either you or Kay Allison by January 30, 2004, then the Company shall at its sole discretion either commence the payment of $2,500 per month or transfer the life insurance policy as provided for in the SCDC Agreement.

To indicate your understanding and acceptance of these amendments to the above referenced SCDC Agreement, please sign where indicated hereafter.

Sincerely,                             Acknowledged and accepted:



/S/ SUELING WANG                       /S/ CHARLES R. ALLISON
-----------------------                -------------------------
Sueling Wang, Phd                      Charles R. Allison
President


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